SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549




                             FORM 8-K

                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):  November 9, 2000


                  DIME COMMUNITY BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)



Delaware                         0-27782                       11-3297463

(State or other           (Commission File Number)           (IRS Employer
 jurisdiction of                                             Identification
 incorporation)                                              No.)


            209 HAVEMEYER STREET, BROOKLYN, NEW YORK   11211
      (Address of principal executive offices, including zip code)

   Registrant's telephone number, including area code: (718) 782-6200



                                  NONE
      (Former name or former address, if changed since last report)

ITEMS 1 THROUGH 6.       NOT APPLICABLE.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

              EXHIBIT NO.               DESCRIPTION

               99   Text of the "State of the Company" report issued to
                                   Shareholders of Dime Community
                                   Bancshares, Inc. at its Annual
                                   Shareholder Meeting on November 9,
                                   2000.

ITEM 8.                  NOT APPLICABLE.

ITEM 9.       REGULATION FD DISCLOSURE.

     On November 9, 2000, Dime Community Bancshares, Inc. held its Annual Shareholder Meeting. At the Annual Shareholder Meeting, a financial presentation regarding the state of the Company was provided. The text of this presentation is attached as Exhibit 99.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              DIME COMMUNITY BANCSHARES, INC.



                              /S/ KENNETH J. MAHON
                    BY:
                    ___________________________________________
                         Kenneth J. Mahon
                         Executive Vice President and Chief Financial
                         Officer


Dated: November 9, 2000

                              EXHIBIT INDEX




EXHIBIT                  DESCRIPTION

 99 Text of the "State of the Company" report issued to Shareholders of
                         Dime Community Bancshares, Inc. at its Annual Shareholder Meeting on November 9, 2000.

                          EXHIBIT 99

                                                     EXHIBIT 99

The following text represents the "State of the Company" address offered by Kenneth J. Mahon, Executive V.P. and Chief Financial Officer of Dime Community Bancshares, Inc. (hereafter referred to as the "Company") to Shareholders present at the Company's Annual Shareholder Meeting held on November 9, 2000.



Thank you, Mr. Palagiano.


Good morning. A little background first ---


Dime Community Bancshares is the holding company for the Dime Savings

Bank of Williamsburgh.  The Bank itself was originally formed in 1864, in an office not far from this building.


In 1996, the Bank converted from mutual form to stock form, and many of our depositors also became shareholders.


The Bank's main line of business is multifamily lending.  And although we're a small bank by New York City standards, we're still able to be one of the largest multifamily lenders in our market.


The Bank also serves more than 63,000 households at its 18 branch locations.


Six in Brooklyn, 7 in Queens, 4 in Nassau and 1 in the Bronx.


I'd like to spend the next few minutes reviewing the financial highlights from the fiscal year we just completed.


If you haven't had the opportunity, I'd encourage you to take a look at this year's annual report, which covers our banking and lending operation in far more detail than I will now.  Copies are in the back of the room.


The Company had a great year last year. Assets grew by 254 million dollars, or over 11% from the previous year.  Total Assets have now reached 2 and  1/2  billion dollars. And  we've almost doubled in size since 1996.

All of this year's asset growth was the result of another record year of loan originations - 495 million compared to 478 million last year.


Loans now make up 73% of total earning assets.  That other 27% represents mostly bonds and mortgage backed securities. Not to restate the obvious,

but that's important because loans have higher yields.


Compare that to last year when loans were only 65% of earning assets.


We also increased Earnings per Share - by 13% - $1.90.  The level of interest rates have a big effect on our profitability, and, like most other banks, our cost of funding has gone up since December 1999 when the

Fed began raising interest rates.  We're also seeing more competition for loans AND deposits.


Never the less, we've been able to increase OUR earnings because our assets grew, as I pointed out, and because we've been repurchasing our shares.


Another big factor in our profitability this year, like EVERY year, was our low overhead expense.


Overhead expense - shown here as the `efficiency' ratio - was 40.8%

putting us well below the average of other local thrifts in our market.


Another important financial statistic which we report each quarter is

called `cash earnings'.   Last year it was 81 cents higher than reported

earnings per share.


In dollars, here's what that means.


Last year, the Company had reported earnings of 22.4 million and cash

earnings of 31.9 million, or   9 1/2  million dollars more for the

Company to use.


The 31.9 million was allocated like this:  7.7 million for cash dividends, 19.3 million for share repurchases, and 4.9 million stayed with the Company to support asset growth.


You can see what affect the additional 9  1/2  million dollars had:

without it, one or more of these uses would have been cut.

Let's look at two line items individually.


The Company once again raised its quarterly cash dividend, this time by

27% over last year.  Dime paid out about 34% of its reported earnings

last year.   By the way, for those of you who purchased shares at the

initial public offering price of $10 in 1996, your dividend yield today is equivalent to 7.6%.


The Company also repurchased almost 9% of its stock outstanding during the course of the year.  There are now about 11.7 million shares outstanding, giving the company a market capitalization of roughly $256 million dollars.


We'll turn now to the stock price performance over the past 16 months. As you can see, although it's been a very turbulent year, we're now selling at about the same price as we were in July 1999. This has been typical of many financial stocks.


During that time, the stock traded as low as 13 and 1/4 and as high as 24 and  3/4 .


We took great advantage of those months when the price was down, and repurchased our shares at an average price of $17 1/4.  We actually ended up repurchasing about 235,000 more shares than we would have if we were buying at today's price.


This is a graph you might also find interesting.  It charts the performance of the NASDAQ stock index compared to DCOM.  (Nasdaq is the top line, Dcom is the bottom line). The two lines move in opposite directions all year long.  Our price started moving up after March.  In fact, our price has since gained about 68% from its low.


The Nasdaq index is deeply affected by companies in the technology sector.  You might conclude from this, as we did, that investors who abandoned the financial sector to invest in tech stocks, are now returning to value stocks like Dime.


Over the years there has been a large percentage  of institutional ownership in our Company, as you see here.  These numbers haven't changed much from last year.  First, at 19%, our directors and employees have a substantial investment in the Company.  But Institutional ownership accounts for 46% of the total.  When we looked more closely at that number, we found that 83%
of the shares held by institutions hadn't

changed hands since last year.  Many of our institutional owners have remained in the stock.


It seems like a lot of the variation in the stock price was caused by the activity of a small percentage of institutional owners.


In closing, I'd like to tell you about our business activities in the

Retail Division of the Bank.  One of the most difficult things a bank has to do today is increase its base of core customers.  There's lots of competition, much of it from non-banks like brokerages and insurance companies.


We count as our `Core' customers to be the people who keep their checking, passbook, and money market accounts with us.


In 1999, those accounts comprised about 44% of our deposit base.


One year later, in June 2000, we have been able to increase that to 50%.


Core deposits are a big key to the future profitability of the Company because they are a more stable source of funds than CD's.


Rates paid to attract CD's generally are higher because people compare them to other investments like bonds and mutual funds.


On the other hand, many people keep a portion of their money in short-

term liquid investments, like money market accounts so that they have money readily available when they need it.


Our goal has been to gather a larger portion of that money from our existing customers and from new customers in our market areas.  So far,

as you've seen, we have had great success.


And more recently we introduced a MasterCharge debit card to our retail customers which now let's them use their ATM card at thousands of retail locations in addition to ATM's.  The debit card is expected to add over

 1/4  of a million dollars in new fee income to earnings each year.  40%

of our customers now use the card and that number is still growing.

Once again, on behalf of Mr. Palagiano and Mr. Devine, I'd like to publicly thank our officers and staff for their effort this past year.

Each year seems to get busier, but, you've been there to meet the challenge.


Thank you for your attention.


We'll be happy to take your questions now.


STATEMENTS  MADE  HEREIN  THAT  ARE  FORWARD LOOKING IN NATURE WITHIN THE

MEANING  OF THE PRIVATE SECURITIES LITIGATION  REFORM  ACT  OF  1995  ARE

SUBJECT TO  RISKS  AND  UNCERTAINTIES  THAT COULD CAUSE ACTUAL RESULTS TO

DIFFER MATERIALLY.  SUCH RISKS AND UNCERTAINTIES  INCLUDE,  BUT  ARE  NOT

LIMITED  TO,  THOSE  RELATED  TO  OVERALL  BUSINESS CONDITIONS AND MARKET

INTEREST  RATES,  PARTICULARLY  IN  THE  MARKETS  IN  WHICH  THE  COMPANY

OPERATES, FISCAL AND MONETARY POLICY, CHANGES  IN  REGULATIONS  AFFECTING

FINANCIAL INSTITUTIONS AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE

COMPANY'S  SECURITIES  AND  EXCHANGE  COMMISSION  FILINGS.   THE  COMPANY

DISCLAIMS   ANY   OBLIGATION   TO  PUBLICLY  ANNOUNCE  FUTURE  EVENTS  OR

DEVELOPMENTS WHICH MAY AFFECT THE FORWARD-LOOKING STATEMENTS HEREIN.